SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2002

FLEETBOSTON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

RHODE ISLAND

(State or other jurisdiction of incorporation)

1-6366	05-0341324

(Commission File Number)	(IRS Employer Identification No.)

100 Federal Street, Boston, MA	02110

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-434-2200

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On June 25, 2002, the Corporation’s wholly-owned subsidiary, Robertson Stephens, Inc. filed its Focus Report for the period ending May 31, 2002 on Form X-17A-5 with the Securities and Exchange Commission. In that filing, Robertson Stephens wrote off the goodwill incurred in its acquisition and subsequently pushed down to its financial statements in an amount of $282 million. As previously announced on April 17, 2002, the Corporation decided to exit its Robertson Stephens investment and negotiations are ongoing for its disposition. The Corporation expects to take additional charges in connection with the disposition of Robertson Stephens.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETBOSTON FINANCIAL CORPORATION Registrant

	By:	/s/ Eugene M. McQuade

Dated: July 2, 2002		Eugene M. McQuade Vice Chairman and Chief Financial Officer